SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2014

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 25, 2014, Aaron’s, Inc. (the “Company”) issued a press release to announce its financial results for the first quarter of 2014, and filed a Current Report on Form 8-K (the “Original Filing”) furnishing that press release.

The press release contained an inadvertent error. Specifically, the press release erroneously stated that the Company generated approximately $62 million of cash flow from operations during the quarter ended March 31, 2014, when in fact the Company generated approximately $54 million of cash flow from operations during that period. This Amendment No. 1 to the Original Filing corrects that error.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: April 25, 2014		Gilbert L. Danielson Executive Vice President and Chief Financial Officer